Exhibit 10.37

Guarantor Accession Deed

Each company described in Schedule 1

MLC Centre Martin Place Sydney New South Wales 2000 Australia
Telephone 61 2 9225 5000 Facsimile 61 2 9322 4000
www.freehills.com DX 361 Sydney

SYDNEY MELBOURNE PERTH BRISBANE HANOI HO CHI MINH CITY SINGAPORE
Correspondent Offices JAKARTA KUALA LUMPUR

Liability limited by the Solicitors’ Limitation of Liability Scheme, approved under the Professional Standards Act 1994 (NSW)

Reference JP:ML:APJ:36D

     This deed poll

is made on 2004 by:

Each company described in Schedule 1

(each a New Guarantor)

Recitals

A.	Under a guarantee and indemnity entitled “Deed of Guarantee and Indemnity” dated 28 July 1998 from the companies described in item 1 of schedule 1 to that guarantee and indemnity in favour of J.P. Morgan Australia Limited (A.B.N. 52 002 888 011) (formerly Chase Securities Australia Limited) and the Debenture Stockholders (the Guarantee and Indemnity) a person may become a Guarantor by execution of a deed in the form of this deed poll.

B.	Each New Guarantor wants to become a Guarantor under the Guarantee and Indemnity.

This deed poll witnesses as follows:

1 Interpretation

(a)	Terms and expressions defined in the Guarantee and Indemnity have the same meaning as in this deed poll.

(b)	The following words have these meanings in this deed poll, unless the contrary intention appears:

“Existing Guarantor” means each Guarantor which is a signatory (or has otherwise become a party) to the Guarantee and Indemnity and has not been released from that document.

2 Rights and obligations of Guarantor

For valuable consideration including, among other things, the payment by the Trustee to the New Guarantors of $10.00 (receipt of which is acknowledged), each New Guarantor jointly and severally with each Existing Guarantor irrevocably and unconditionally agrees to be bound by the terms and conditions of the Guarantee and Indemnity.

3 Status of Guarantor

Each New Guarantor irrevocably acknowledges and confirms that it becomes a Guarantor as defined in, and for all purposes under, the Guarantee and Indemnity as if named in and as a party to the Guarantee and Indemnity from the date of this deed poll, and accordingly is bound by the Guarantee and Indemnity as a Guarantor on and from that date.

Guarantor Accession Deed

4 Governing law

This deed poll is governed by the laws of the Australian Capital Territory.

5 Benefit of deed poll

This deed poll is given in favour of and for the benefit of the Trustee and Debenture Stockholders, each Existing Guarantor, and persons claiming through the Trustee, a Debenture Stockholder or an Existing Guarantor and their respective successors and permitted assigns.

Schedule 1 – New Guarantors

GF Finance (N.Z.) Limited
Goodman Fielder Milling & Baking New Zealand Limited
Goodman Fielder New Zealand Limited
Meadow Lea Foods Limited
NZ Margarine Holdings Limited
Quality Bakers New Zealand Limited

Executed as a Deed Poll

Signed for and on behalf of
each of GF Finance (N.Z.) Limited,
Goodman Fielder Milling & Baking New
Zealand Limited, Goodman Fielder
New Zealand Limited, Meadow
Lea Foods Limited, NZ Margarine
Holdings Limited and Quality Bakers
New Zealand Limited by its attorney
in the presence of:

Witness	Attorney

Name (please print)	Name (please print)